Exhibit 23.3
Report of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Prospectus constituting a part of this Registration Statement on form S-4 of Tailwind Financial Inc. of our report dated March 25, 2008 relating to the financial statements of Wessex Asset Management Limited as of and for the years ended December 31, 2007, 2006, and 2005.

We also consent to the reference to us under the headings “Experts” in the Prospectus.

/s/ BDO Stoy Hayward LLP

BDO Stoy Hayward LLP
London, England
May 12, 2008